Exhibit 99.1

Energy Partners, Ltd.

Introduction to the Unaudited Pro Forma Condensed Consolidated

Financial Statements

The following unaudited pro forma condensed consolidated financial statements of Energy Partners, Ltd. (the “Company”) adjust the historical consolidated financial statements of the Company to give effect to i) the disposition of substantially all of its onshore South Louisiana assets, which closed on June 12, 2007, to Castex Energy 2007, L.P. for approximately $72.0 million in cash after preliminary closing adjustments, and ii) the Company’s tender offer to purchase 8,700,000 shares of its common stock at $23.00 per share, the refinancing of its existing revolving credit facility and the refinancing of its 8 3/4% Senior Notes due 2010 completed in April 2007 (collectively, the “Transactions”).

The unaudited pro forma condensed consolidated financial information is based on the Company’s historical consolidated financial information for the year ended December 31, 2006 and the three months ended March 31, 2007 and gives effect to the foregoing transactions as if they were completed on January 1, 2006 for the purposes of the consolidated statements of operations information and on March 31, 2007 for the consolidated balance sheet information.

The unaudited pro forma condensed consolidated statements presented do not purport to represent what the results of operations or financial position of the Company would actually have been had the Transactions occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The adjustments are directly attributable to the Transactions and are expected to have a continuing impact on the financial position and results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical consolidated financial statements and related notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2007.

ENERGY PARTNERS, LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2007

(In thousands, except share data)

	Historical	Refinancing Adjustments		Divestiture Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$33,912					$33,912
Trade accounts receivable	72,577					72,577
Deferred tax assets	1,499					1,499
Prepaid expenses	3,682					3,682

Total current assets	111,670					111,670
Property and equipment, at cost under the successful efforts method of accounting for oil and natural gas properties	1,608,002			(195,986	)(h)	1,412,016
Less accumulated depreciation, depletion and amortization	(739,267)			134,910	(h)	(604,357)

Net property and equipment	868,735					807,659
Other assets	16,732	10,000	(a)			23,181
		(3,551	)(b)

	$997,137					$942,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,981					$34,981
Accrued expenses	133,156					133,156
Fair value of commodity derivative instruments	2,284					2,284

Total current liabilities	170,421					170,421
Long-term debt	315,000	(315,000	)(c)	(71,955	)(i)	460,540
		532,495	(d)
Deferred tax liabilities	64,363	(3,941	)(e)	4,145	(j)	64,567
Asset retirement obligation	68,226			(634	)(k)	67,592
Other	1,584					1,584

	619,594					764,704
Total stockholders’ equity	377,543	(7,005	)(f)	7,368	(l)	177,806
		(200,100	)(g)
Commitments and contingencies

	$997,137					$942,510

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ENERGY PARTNERS, LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(In thousands, except per share data)

	Historical	Refinancing Adjustments		Divestiture Adjustments		Pro Forma
Revenue:
Oil and natural gas	$449,186			(74,827	)(q)	$374,359
Other	364					364

	449,550					374,723

Costs and expenses:
Lease operating	60,836			(3,446	)(q)	57,390
Taxes, other than on earnings	13,632			(3,633	)(q)	9,999
Exploration expenditures, dry hole costs and impairments	136,425			(42,951	)(q)	93,474
Depreciation, depletion, amortization and accretion	202,734			(64,998	)(q)	137,736
General and administrative	120,113					120,113
Other expense	4,022					4,022

Total costs and expenses	537,762					422,734

Business interruption recovery	32,869					32,869

Loss from operations	(55,343)					(15,142)

Other income (expense):
Loss on extinguishment of debt	—	(3,398	)(m)			(13,043)
		(9,645	)(n)
Interest income	1,428					1,428
Interest expense	(24,570)	(22,607	)(o)			(47,177)

	(23,142)					(58,792)

Loss before income taxes.	(78,485)					(73,934)

Income taxes	28,085			(1,468	)(r)	26,617

Net loss	$(50,400)					$(47,317)

Basic loss per share	$(1.32)					$(1.60)

Diluted loss per share	$(1.32)					$(1.60)

Weighted average common shares used in computing loss per share:
Basic	38,313	(8,700	)(p)			29,613
Diluted	38,313	(8,700	)(p)			29,613

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ENERGY PARTNERS, LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2007

(In thousands, except per share data)

	Historical	Refinancing Adjustments		Divestiture Adjustments		Pro Forma
Revenue:
Oil and natural gas	$108,402			(14,207	)(q)	$94,195
Other	61					61

	108,463					94,256

Costs and expenses:
Lease operating	17,208			(861	)(q)	16,347
Taxes, other than on earnings	2,870			(1,096	)(q)	1,774
Exploration expenditures, dry hole costs and impairments	21,801			(4,346	)(q)	17,455
Depreciation, depletion, amortization and accretion	49,020			(7,619	)(q)	41,401
General and administrative	22,395					22,395
Gain on insurance recoveries	(8,084)					(8,084)

Total costs and expenses	105,210					91,288

Business interruption recovery	9,084					9,084

Income from operations	12,337					12,052

Other income (expense):
Interest income	180					180
Interest expense	(6,757)	(5,038	)(o)			(11,795)

	(6,577)					(11,615)

Income before income taxes	5,760					437
Income taxes	(2,064)			1,906	(r)	(158)

Net income	$3,696					$279

Basic earnings per share	$0.09					$0.01

Diluted earnings per share	$0.09					$0.01

Weighted average common shares used in computing income per share:
Basic	40,157	(8,700	)(p)			31,457
Diluted	40,483	(8,700	)(p)			31,783

See accompanying notes to unaudited pro forma condensed consolidated financial statements

(a)	Reflects fees paid to refinance existing debt
(b)	Reflects write off of deferred financing costs associated with debt extinguishment
(c)	Reflects extinguishment of existing debt
(d)	Reflects incurrance of new borrowings
(e)	Reflects tax effect of write off of deferred financing cost and consent fee paid on 8 3/4% Senior Notes and existing bank facility
(f)	Reflects refinancing effect to retained earnings net of income taxes of 36%
(g)	Reflects repurchase of 8,700,000 shares of the Company's stock at $23.00 in tender offer
(h)	Reflects removal of book value of divested properties and related accumulated depreciation
(i)	Reflects payment of borrowings under new bank facility with proceeds from divested properties
(j)	Reflects income tax effect of gain on property divestiture at 36%
(k)	Reflects removal of asset retirement obligation on divested properties
(l)	Reflects divestiture effect to retained earnings net of income taxes on the gain of 36%
(m)	Reflects write off of deferred financing costs associated with debt extinguishment
(n)	Reflects expensing of fees to extinguish debt

		Year Ended December 31, 2006	Three Months Ended March 31, 2007
(o)	To record the net change in interest expense from:
	The removal of existing interest	$(24,570)	$(6,757)
	Interest expense on fixed rate notes of 9.75%	29,250	7,313
	Interest expense on floating rate notes of 10.48%	15,720	3,930
	Interest expense on new bank facility of 6.35%	669	167
	The amortization of deferred financing costs on new borrowings (assuming an average 6.5 year term)	1,538	385

		$22,607	$5,038

(p)	Reflects repurchase of 8,700,000 shares of the Company's stock in tender offer
(q)	Reflects the removal of revenues and related direct expenses of divested properties
(r)	Reflects an adjustment to income taxes to maintain a rate of 36% of net income (loss)